UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Exchange Agreement

As previously disclosed, Dragonfly Energy Holdings Corp. (the “Company”) entered into an amendment to its Term Loan, Guarantee and Security Agreement with the lenders (the “Lenders”) with respect to the Company’s senior secured term loan facility (the “Term Loan”), whereby the Company and the Lenders agreed to restructure the Company’s outstanding indebtedness. As the final part of the restructuring, on November 4, 2025, the Company and the Lenders entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Company issued $25 million of shares of newly created Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) in exchange for $25 million outstanding principal amount of the Term Loan. The Series B Preferred Stock is convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at the option of the Lenders at a conversion price of $3.15 per share, or an aggregate of 7,936,508 shares of Common Stock, and has such other terms as set forth below under “Series B Preferred Stock”.

The summary of the terms of the Exchange Agreement herein is subject to and qualified in its entirety by the full text of the Exchange Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

On November 4, 2025, the Company filed a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to establish the rights, privileges, preferences, and restrictions of the Series B Preferred Stock. As set forth in the Certificate of Designation, the Company designated 25,000 shares of preferred stock as Series B Preferred Stock. The following is a summary of the principal terms of the Series B Preferred Stock:

General. Each share of Series B Preferred Stock has a stated value of $1,000 per share.

Ranking. The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of the Company’s capital stock, unless the Requisite Holders (as defined in the Certificate of Designation) consents to the Company’s creation of other capital stock that is senior or equal in rank to the Series B Preferred Stock.

Dividends. The holders of Series B Preferred Stock will be entitled to receive dividends, which will accrue at 10% per annum, commencing from the date of issuance of the Series B Preferred Stock (the “Initial Issuance Date”), payable (i) 80% in cash (the “Cash Dividends”) and (i) 20% “in kind” and added the Liquidation Preference (as defined below) of such holder’s Series B Preferred Stock (“PIK Dividends”). Such dividends are payable quarterly in arrears on the first trading day of each fiscal quarter commencing on the first trading day of the initial fiscal quarter after the date of issuance. Upon the occurrence of certain events, the dividend rate may automatically increase, as described in the Certificate of Designation.

Conversion at Option of Holder. At any time from and after six months following the first date of issuance of any shares of Series B Preferred Stock, subject to the Beneficial Ownership Limitation (as defined below), each holder of Series B Preferred Stock may convert all or a portion of the outstanding Series B Preferred Stock, at such holder’s option, into shares of Common Stock at a conversion rate equal to the quotient of (i) the Liquidation Preference (as defined below) divided by (ii) $3.15.

Liquidation Preference. Each share of Series B Preferred Stock carries a liquidation preference equal to (1) one thousand dollars ($1,000), plus (2) the aggregate amount of all PIK Dividends paid since the Initial Issuance Date, plus (3) the aggregate amount of all cash and PIK dividends that have accrued and remain unpaid since the Initial Issuance Date (the “Liquidation Preference”).

Voting Rights. The holders of the Series B Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designation (or as otherwise required by applicable law).

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange such holder’s shares of Series B Preferred Stock for consideration equal to the Optional Redemption Price (as defined below).

Company Optional Redemption. The Company has the right, at any time, to redeem all or part of the then outstanding shares of Series B Preferred Stock (a “Company Optional Redemption”) by delivering a written notice to each holder of Series B Preferred Stock (such delivery date, the “Company Optional Redemption Notice Date”). The shares of Series B Preferred Stock subject to redemption will be redeemed by the Company in cash at a price equal to the greater of (a) the Liquidation Preference of the Series B Preferred Stock being redeemed as of the Company Optional Redemption Notice Date and (b) the as-converted value of the Series B Preferred Stock (as set forth in the Certificate of Designation) being redeemed as of the Company Optional Redemption Notice Date (the “Optional Redemption Price”).

Company Automatic Redemption. In connection with any future equity offerings, the Company will be required to use 50% of the net proceeds from such offering to redeem outstanding shares of the Series B Preferred Stock at the Optional Redemption Price. In the event the Company has not redeemed the outstanding shares of Series B Preferred Stock by October 7, 2027 or upon the occurrence of a Non-Payment Event (as defined in the Certificate of Designation), the holders will have the right to require the Company to redeem the Series B Preferred Stock at the Optional Redemption Price.

Covenants. The Certificate of Designation contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designation) and will not incur any funded indebtedness (other than Permitted Indebtedness, as defined in the Certificate of Designation), enter into any transactions with affiliates, or incur any liens, in each case without the prior written consent of the Requisite Holders and subject to certain exceptions, as applicable. In addition, the Company will not issue any shares of Series B Preferred Stock or issue any other securities that would cause a breach or default under the Certificate of Designation.

Beneficial Ownership Limitation. Each holder of Series B Preferred Stock is restricted from acquiring shares of Common Stock upon conversion thereof that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”).

The summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by, the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 with respect to the Exchange Agreement and the shares of Series B Preferred Stock is hereby incorporated by reference into this Item 3.02. The issuance of the Series B Preferred Stock and any related shares of Common Stock underlying the Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 1.01 with respect to the Certificate of Designation is hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series B Convertible Preferred Stock of the Company.
10.1	Exchange Agreement, dated November 4, 2025, by and between the Company and the Lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: November 5, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President